                                                                     EXHIBIT 4.2



--------------------------------------------------------------------------------


                                FLUOR CORPORATION

                                       AND

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE

                                ---------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 17, 2004

                                       TO

                                    INDENTURE

                          DATED AS OF FEBRUARY 17, 2004

                                ---------------

                                  $300,000,000

                     1.50% CONVERTIBLE SENIOR NOTES DUE 2024


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
                                    ARTICLE 1
                                   Definitions

Section 1.01.  Relation to Base Indenture.......................................................1
Section 1.02.  Definition of Terms..............................................................2
Section 1.03.  Other Definitions................................................................5

                                    ARTICLE 2
                General Terms And Conditions Of The Senior Notes

Section 2.01.  Designation and Principal Amount.................................................6
Section 2.02.  Payment of Principal and Interest................................................7
Section 2.03.  Denominations....................................................................7
Section 2.04.  Global Senior Notes..............................................................7
Section 2.05.  No Defeasance....................................................................8
Section 2.06.  No Sinking Fund..................................................................8
Section 2.07 . Register of Senior Notes; Paying Agent; Conversion Agent.........................8
Section 2.08.  Place of Payment.................................................................8
Section 2.09.  Satisfaction and Discharge.......................................................9

                                    ARTICLE 3
                            Redemption And Purchases

Section 3.01.  Company's Right to Redeem; Notices to Trustee....................................9
Section 3.02.  Selection of Senior Notes to be Redeemed.........................................9
Section 3.03.  Notice of Redemption............................................................10
Section 3.04.  Effect of Notice of Redemption..................................................11
Section 3.05.  Deposit of Redemption Price and Senior Notes Redeemed in Part...................11
Section 3.06.  Purchase of Senior Notes by the Company at Option of the Holder.................11
Section 3.07.  Purchase of Senior Notes at Option of the Holder Upon Fundamental Change........14
Section 3.08.  Company's Right to Elect Manner of Payment of Purchase Price....................18
Section 3.09.  Covenants of the Company........................................................23
Section 3.10.  Taxes...........................................................................23
Section 3.11.  Effect of Purchase Notice or Fundamental Change Purchase Notice.................23
Section 3.12.  Deposit of Purchase Price or Fundamental Change Purchase Price..................25

Section 3.13.  Senior Notes Purchased in Part..................................................26
Section 3.14.  Covenant to Comply with Securities Laws upon Purchase of Senior Notes...........26
Section 3.15.  Repayment to the Company........................................................26

                                    ARTICLE 4
                                Events Of Default

Section 4.01.  Events of Default...............................................................27
Section 4.02.  Acceleration....................................................................29

                                    ARTICLE 5
                                   Conversion

Section 5.01.  Right to Convert................................................................30
Section 5.02.  Conversion Procedures...........................................................31
Section 5.03.  Payment of Cash in Lieu of Common Stock.........................................33
Section 5.04.  Fractional Shares...............................................................35
Section 5.05.  Taxes on Conversion.............................................................36
Section 5.06.  Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental
               Requirements; Listing of Common Stock...........................................36
Section 5.07.  Adjustment of Conversion Rate...................................................37
Section 5.08 . When No Adjustment Required.....................................................46
Section 5.09.  Notice of Certain Transactions..................................................47
Section 5.10.  Effect of Reclassification, Consolidation, Merger or Sale on Conversion
               Privilege ......................................................................47
Section 5.11.  Trustee's Disclaimer............................................................48
Section 5.12.  Rights Issued in Respect of Common Stock Issued upon Conversion.................49
Section 5.13.  Company Determination Final.....................................................49
Section 5.14.  Conversion Provisions in Base Indenture.........................................49


                                    ARTICLE 6
                                   Amendments

Section 6.01.  Without Consent of Holders......................................................50
Section 6.02.  With Consent of Holders.........................................................50
Section 6.03.  Execution and Effect of Amendments..............................................52

                                    ARTICLE 7
                                  Miscellaneous

Section 7.01.  Ratification of Indenture.......................................................53
Section 7.02.  Trustee Not Responsible for Recitals............................................53

Section 7.03.  New York Law to Govern..........................................................53
Section 7.04.  Separability....................................................................53
Section 7.05.  Counterparts....................................................................53

EXHIBIT A         -     Form of Global Senior Note                                            A-1
EXHIBIT B         -     Form of Certified Senior Note                                         B-1

      THIS FIRST SUPPLEMENTAL INDENTURE (the "SUPPLEMENTAL INDENTURE"), dated as of February 17, 2004 is between Fluor Corporation, a Delaware corporation (the "COMPANY"), and The Bank of New York, as Trustee (the "TRUSTEE").

                                 R E C I T A L S

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of February 17, 2004 (the "BASE INDENTURE" and together with the Supplemental Indenture, the "INDENTURE"), providing for the issuance from time to time of series of the Company's Securities (as defined in the Base Indenture);

      WHEREAS, Section 9.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections
2.01 and 3.01 of the Base Indenture;

      WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 1.50% Convertible Senior Notes due 2024 (the "SENIOR NOTES"), the form and terms of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

      WHEREAS, the Company has requested that the Trustee to join with it in the execution and delivery of this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company.

      NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   Definitions

      Section 1.01 . Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture. The changes, modifications and supplements to the Base Indenture affected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of, the Senior Notes and shall not apply to any other Securities that may be issued under the

Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. All Senior Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no Senior Notes will have the right to vote or consent as a separate class on any matter.

      Section 1.02. Definition of Terms. For all purposes of this Supplemental
Indenture:

      (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

      (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

      (c) the singular includes the plural and vice versa;

      (d) headings are for convenience of reference only and do not affect interpretation; and

      (e) the following terms have the meanings given to them in this Article 1:

      "CALCULATION AGENT" means the Trustee or such other office or any agency designated by the Company as calculation agent.

      "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

      "CERTIFICATED SENIOR NOTES" means Senior Notes that are in the form of the Senior Notes attached hereto as Exhibit B.

      "CLOSING PRICE" means on any date the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and asked prices or, if there is more than one bid or ask price, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. The Closing Price will be determined without reference to after hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Closing Price will be the last quoted bid for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the Closing Price will be the average of the midpoint of the last bid and asked prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

      "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company existing on the date of the Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

      "CONVERSION AGENT" means the Trustee or such other office or any agency designated by the Company where Senior Notes may be presented for conversion.

      "CONVERSION PRICE" as of any date means $1,000 divided by the Conversion Rate in effect on such date.

      "CONVERSION RATE" means 17.8750 shares of Common Stock per $1,000 principal amount of the Senior Notes, subject to adjustment pursuant to Section 5.07.

      "CONVERSION SETTLEMENT DATE" means (i) if the Company elects to satisfy its entire conversion obligation in shares of Common Stock, the third Business Day following the Conversion Date or (ii) if the Company elects to pay cash in lieu of Common Stock pursuant to Section 5.03, the third Business Day following the final day of the Cash Settlement Averaging Period.

      "CUSTODIAN" means The Bank of New York, as custodian with respect to the Senior Notes in global form, or any successor entity thereto.

      "DEFAULTED INTEREST" shall have the meaning set forth in Section 3.07 of the Base Indenture.

      "DESIGNATED SUBSIDIARY" means any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.

      "EX-DIVIDEND DATE" means the first date upon which a sale of the Common Stock, carried out in the regular way on the relevant exchange or in the relevant market for the Common Stock, does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

      "GLOBAL SENIOR NOTES" means Senior Notes that are substantially in the form of the Senior Notes attached hereto as Exhibit A, and that are registered in the register of Senior Notes in the name of the Depositary or a nominee thereof.

      "INTEREST" means interest payable on each Senior Note pursuant to Section 1 of the Senior Notes.

      "INTEREST PAYMENT DATE" means February 15 and August 15 of each year, commencing August 15, 2004.

      "ISSUE DATE" of any Senior Notes means the date on which the Senior Notes were originally issued or deemed issued as set forth on the face of the Senior Notes.

      "MARKET PRICE" means, with respect to shares of Common Stock, the average of the Closing Prices of a share of Common Stock for the 10-Trading Days immediately preceding and including the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the 10-Trading Day period and ending on the Purchase Date of any event described in Sections 5.07 and 5.10.

      "NEW YORK STOCK EXCHANGE" means the New York Stock Exchange, Inc.

      "PAYING AGENT" means the trustee or such other office or any agency designated by the Company where Senior Notes may be presented for payment.

      "PREDECESSOR SENIOR NOTE" of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 3.06 of the Base Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.

      "RECORD DATE" means February 1 and August 1 of each year.

      "REDEMPTION DATE" means the date specified in a notice of redemption on which the Senior Notes may be redeemed in accordance with the terms of the Senior Notes and the Indenture.

      "SENIOR NOTES" means any of the Company's 1.50% Convertible Senior Notes due 2024, issued under the Indenture.

      "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on the Securities of any issue means a date fixed by the Trustee pursuant to Section
3.07 of the Base Indenture.

      "STATED MATURITY", when used with respect to any Senior Note, means February 15, 2024.

      "TRADING DAY" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the Nasdaq National Market or, if the Common Stock is not reported by the Nasdaq National Market, on the principal other market on which the Common Stock is then traded.

      "TRUST OFFICER" means any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

      "UNDERWRITERS" means the underwriters set forth on Schedule I of the Underwriting Agreement.

      "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated as of February 10, 2004 among the Company and Banc of America Securities LLC and Citigroup Global Market Inc., as representatives of the Underwriters.

      Section 1.03. Other Definitions.

                                  TERMS:                                       DEFINED IN SECTION:
                                  ------                                       -------------------
"ADJUSTMENT EVENT"                                                                 5.07(l)
"BENEFICIAL OWNER"                                                                 3.07(a)
"CASH"                                                                             3.01
"CASH AMOUNT"                                                                      5.03(a)
"CASH SETTLEMENT NOTICE PERIOD"                                                    5.03(a)
"CASH SETTLEMENT AVERAGING PERIOD"                                                 5.03(a)
"COMPANY NOTICE"                                                                   3.08(d)
"COMPANY NOTICE DATE"                                                              3.08(b)
"CONTINUING DIRECTOR"                                                              3.07(a)
"CONVERSION DATE"                                                                  5.02
"CONVERSION OBLIGATION"                                                            5.01(a)
"CONVERSION RETRACTION PERIOD"                                                     5.03(a)
"CONVERSION SETTLEMENT DISTRIBUTION"                                               5.03(a)
"CURRENT MARKET PRICE"                                                             5.07(h)

                                  TERMS:                                       DEFINED IN SECTION:
                                  ------                                       -------------------
"DETERMINATION DATE"                                                               5.07(l)
"DIVIDEND THRESHOLD AMOUNT"                                                        5.07(e)
"DISTRIBUTED ASSETS OR SECURITIES"                                                 5.07(d)
"DTC"                                                                              2.04
"ELECTION AMOUNT"                                                                  5.03(c)
"ELECTION DATE"                                                                    5.03(c)
"EVENT OF DEFAULT"                                                                 4.01
"EX-DIVIDEND TIME"                                                                 5.07(d)
"EXPIRATION TIME"                                                                  5.07(f)
"FAIR MARKET VALUE"                                                                5.07(h)
"FINAL NOTICE DATE"                                                                5.03(a)
"FIRST PURCHASE DATE"                                                              3.06
"FUNDAMENTAL CHANGE"                                                               3.07(a)
"FUNDAMENTAL CHANGE PURCHASE DATE"                                                 3.07(a)
"FUNDAMENTAL CHANGE PURCHASE NOTICE"                                               3.07(c)
"FUNDAMENTAL CHANGE PURCHASE PRICE"                                                3.07(a)
"ISSUER TENDER OFFER"                                                              3.14
"NON-ELECTING SHARE"                                                               5.10
"NOTICE OF CONVERSION"                                                             5.02
"NOTICE OF DEFAULT"                                                                4.01
"PURCHASE DATE"                                                                    3.06
"PURCHASE NOTICE"                                                                  3.06
"PURCHASE PRICE"                                                                   3.06
"PURCHASED SHARES"                                                                 5.07(f)
"REDEMPTION PRICE"                                                                 3.01
"REGULAR RECORD DATE"                                                              5.07(h)
"RIGHTS"                                                                           5.12
"RIGHTS AGREEMENT"                                                                 5.12
"SUBSEQUENT PURCHASE DATE"                                                         3.06
"TRIGGER EVENT"                                                                    5.07(d)

                                    ARTICLE 2
                General Terms And Conditions Of The Senior Notes

      Section 2.01. Designation and Principal Amount. There is hereby authorized and established a series of Securities designated as 1.50% Convertible Senior Notes due 2024 in aggregate principal amount of $300,000,000 (up to $330,000,000 in the event the Underwriters exercise the over-allotment option in full to purchase additional Senior Notes granted to them in the Underwriting Agreement). The Senior Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Senior Notes pursuant to Section 3.03 of the Base Indenture.

      Section 2.02. Payment of Principal and Interest. (a) The principal of each Senior Note shall be due at the Stated Maturity of such Senior Note (unless earlier converted, redeemed or purchased by the Company). The unpaid principal amount of the Senior Notes shall bear Interest at the rate of 1.50% per annum, until paid or duly provided for, and such Interest shall accrue from February 17, 2004 or from the most recent Interest Payment Date to which Interest has been paid or duly provided for. Except as provided herein, Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Senior Notes are registered on the Record Date for such Interest Payment Date.

      (b) Payments of Interest on the Senior Notes shall include Interest accrued to but excluding the respective Interest Payment Dates, Redemption Date, Purchase Date or Fundamental Change Purchase Date, as the case may be; provided, however, that in the case of a Redemption Date that occurs after a Record Date and prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid Interest to such Interest Payment Date to the Holder on the corresponding Redemption Date. Payments of Interest for the Senior Notes shall be computed and paid on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Purchase Date or Fundamental Change Purchase Date) of a Senior Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be brought forward to the immediately preceding Business Day. If the Stated Maturity, Redemption Date, Purchase Date or Fundamental Change Purchase Date of a Senior Note would fall on a day that is not a Business Day, the required payment of Interest, if any, and principal will be made on the next succeeding Business Day and no Interest on such payment will accrue for the period from and after the Stated Maturity, Redemption Date or Purchase Date or Fundamental Change Purchase Date to such next succeeding Business Day.

      Section 2.03. Denominations. The Senior Notes shall initially be issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.

      Section 2.04. Global Senior Notes. (a) The Senior Notes shall initially be issued in the form of one or more Global Senior Notes. The Company initially appoints The Depository Trust Company ("DTC") to act as the Depositary. The Senior Notes shall be registered in the name of Cede & Co., as nominee of DTC, and deposited with the Trustee as Custodian for DTC. The Company shall issue the Senior Notes in the form of Certificated Senior Notes if DTC notifies the Company that it is unwilling or unable to continue as Depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days. In addition beneficial interests in a Global Senior Note may be exchanged for Certificated Senior Note upon request by or on behalf of DTC in accordance with DTC's customary procedures. The Company may determine at any time and in its sole discretion that Senior Notes shall no longer be represented by Senior Global Notes, in which case the Company will issue Certificated Senior Notes in exchange for the Senior Global Notes.

      (b) Record ownership of the Global Senior Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth in this Section 2.04. An owner of a beneficial interest in the Global Senior Notes may hold its interests in the Global Senior Notes directly through DTC if such owner is a participant in DTC, or indirectly through organizations which are direct DTC participants if such owner is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds. Beneficial interests in the Global Senior Notes held by DTC may also be owned through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. Payment of Defaulted Interest shall be made as provided in the Base Indenture.

      Section 2.05. No Defeasance. The provisions of Article Thirteen of the Base Indenture shall not apply to the Senior Notes.

      Section 2.06. No Sinking Fund. The provisions of Article Twelve of the Base Indenture shall not apply to the Senior Notes and the Senior Notes are not entitled to the benefit of any sinking fund.

      Section 2.07. Register of Senior Notes; Paying Agent; Conversion Agent. The Security Registrar, Paying Agent, Conversion Agent, the Calculation Agent and the Custodian for the Senior Notes shall initially be the Trustee.

      Section 2.08. Place of Payment. The place of payment for the Senior Notes shall be at the Company's office or agency in the Borough of Manhattan, The City of New York, which initially shall be the Corporate Trust Office. So long as the Senior Notes are in the form of registered Global Senior Notes, the Company agrees that payments of Interest on, and any portion of the principal of, the Senior Notes shall be made by the Paying Agent, upon receipt from the Company of immediately available funds, directly to the Depositary (by Federal funds wire transfer).

      Section 2.09. Satisfaction and Discharge. The provisions of Article Four of the Base Indenture shall be applicable to the Indenture and the Senior Notes; provided, however, that the provisions in Section 4.01(1)(b)(ii) and Section 4.01(1)(b)(iii) of the Base Indenture shall not apply to the Indenture and the Senior Notes.

                                    ARTICLE 3
                            Redemption And Purchases

      Section 3.01. Company's Right to Redeem; Notices to Trustee. Prior to February 16, 2009, the Senior Notes will not be redeemable at the Company's option. Beginning on February 16, 2009, the Company, at its option, may redeem the Senior Notes in accordance with the provisions of Section 5 of the Senior Notes in U.S. legal tender ("CASH") at any time as a whole, or from time to time in part, at a redemption price (the "REDEMPTION PRICE") equal to 100% of the principal amount of the Senior Notes redeemed plus accrued and unpaid Interest, if any, on the Senior Notes redeemed to (but excluding) the Redemption Date. If the Company elects to redeem Senior Notes pursuant to Section 5 of the Senior Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Senior Notes to be redeemed and the Redemption Price.

      The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

      Senior Notes called for redemption may be surrendered for conversion from the date of notice of the redemption until the close of business on the Business Day immediately preceding the Redemption Date.

      Section 3.02. Selection of Senior Notes to be Redeemed. If less than all of the Senior Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Senior Notes to be redeemed by lot or on a pro rata basis. The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.01 from outstanding Senior Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Senior Notes that have denominations larger than $1,000.

      Senior Notes and portions of Senior Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption. The Trustee shall notify the

Company promptly of the Senior Notes or portions of the Senior Notes to be redeemed.

      Senior Notes and portions of Senior Notes that are to be redeemed are convertible, pursuant to Section 5.01(c), by the Holder until the close of business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Senior Notes selected, the converted portion of such Senior Notes shall be deemed (so far as may be) to be the portion selected for redemption. Senior Notes that have been converted during a selection of Senior Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Senior Notes to be redeemed.

      The notice shall identify the Senior Notes to be redeemed and shall state:

      (1) the Redemption Date;

      (2) the Redemption Price;

      (3) the Conversion Rate;

      (4) the name and address of the Paying Agent and Conversion Agent;

      (5) that Senior Notes called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

      (6) that Holders who want to convert their Senior Notes must satisfy the requirements set forth in Section 8 of the Senior Notes;

      (7) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (8) if fewer than all of the outstanding Senior Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Senior Notes to be redeemed;

      (9) that, unless the Company defaults in making payment of such Redemption Price and Interest, if any, on Senior Notes called for redemption will cease to accrue on and after the Redemption Date; and

      (10) the CUSIP number(s) of the Senior Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

      Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Senior Notes which are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Senior Notes shall be paid at the Redemption Price stated in the notice.

      Section 3.05. Deposit of Redemption Price and Senior Notes Redeemed in Part. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Senior Notes to be redeemed on that date other than Senior Notes or portions of Senior Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Senior Notes pursuant to Article 5 hereof. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

      If money sufficient to pay the Redemption Price of all Senior Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m. (New York City time) on the Redemption Date, immediately on and after such Redemption Date, Interest, if any, will cease to accrue on such Senior Notes or portions thereof. Once notice of redemption is given, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Senior Notes which are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Senior Notes shall be paid at the Redemption Price stated in the notice.

      Section 3.06. Purchase of Senior Notes by the Company at Option of the Holder. Senior Notes shall be purchased by the Company pursuant to Section 6 of the Senior Notes at the option of the Holder on February 15, 2009, February 15, 2014 and February 15, 2019 (each, a "PURCHASE DATE"), at a purchase price equal to 100% of the principal amount of those Senior Notes, plus accrued and unpaid Interest, if any, on those Senior Notes, to (but excluding) such Purchase

Date (the "PURCHASE PRICE"). Senior Notes repurchased by the Company on February 15, 2009 (the "FIRST PURCHASE DATE") shall be paid in cash and subsequent repurchases on February 15, 2014 and February 15, 2019 (each a "SUBSEQUENT PURCHASE DATE") shall be paid in cash, shares of Common Stock or in any combination of cash and shares of Common Stock at the Company's option in the manner pursuant to Section 3.08. Notwithstanding anything to the contrary in the Indenture, at any time prior to Stated Maturity, the Company may irrevocably elect, in its sole discretion without the consent of the Holders of the Senior Notes, by notice to the Trustee and the Holders of the Senior Notes to satisfy 100% of the principal amount of the Senior Notes so required to be repurchased by the Company pursuant to this Section 3.06 after the date of such election plus accrued and unpaid Interest, if any, on the Senior Notes in cash. At least 22 Business Days prior to each Purchase Date, the Company or the Trustee (at the Company's request and expense) shall notify the Holders of the Senior Notes of their purchase right, the relevant Purchase Date and the purchase procedures. Purchases of Senior Notes hereunder shall be made, at the option of the Holder thereof, upon:

            (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "PURCHASE NOTICE") during the period beginning at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until the close of business on the Business Day prior to such Purchase Date stating:

                  (A) the certificate number of the Senior Note which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Senior Notes have not been issued for such Senior Note,

                  (B) the portion of the principal amount of the Senior Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

                  (C) that such Senior Note shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the Senior Notes and in the Indenture, and

                  (D) in the event the Company elects, pursuant to Section
            3.08(c), to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock are not satisfied prior to the close of business on the third Business Day prior to the relevant Purchase Date, as set forth in Section 3.08, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Senior Notes to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Senior Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Senior Notes (or portions thereof) to which such Purchase Notice relates; and

            (ii) delivery of such Senior Note to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.06 only if the Senior Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

      If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.08, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.06(i), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Senior Notes subject to such Purchase Notice in the circumstances set forth in such clause
(D).

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.06, such portion of a Senior Note, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Senior Note also apply to the purchase of such portion of such Senior Note.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the date the Senior Notes are delivered to, and received by, the Paying Agent.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.06 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day immediately prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

      Section 3.07. Purchase of Senior Notes at Option of the Holder Upon Fundamental Change. (a) (i) If a Fundamental Change occurs (subject to certain exceptions set forth below), the Senior Notes not previously purchased by the Company shall be purchased by the Company, in cash, at the option of the Holder thereof, at a purchase price equal to 100% of the principal amount of those Senior Notes, plus accrued and unpaid Interest, if any, on those Senior Notes to (but excluding) the Fundamental Change Purchase Date (the "FUNDAMENTAL CHANGE PURCHASE PRICE"), as of the date that is no later than 25 Business Days after the date of the notice of Fundamental Change mailed by the Company pursuant to
Section 3.07(b) (the "FUNDAMENTAL CHANGE PURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 3.07(c); provided that, if the Fundamental Change Purchase Date is after a Record Date and before the next succeeding Interest Payment Date, accrued and unpaid Interest, if any, on those Senior Notes shall be paid to the Holder as of that Record Date.

      A "FUNDAMENTAL CHANGE" will be deemed to have occurred at such time after the Senior Notes are originally issued when any of the following events shall occur:

                  (A) the acquisition by any person, including any syndicate or group deemed to be a "PERSON" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries, or any of the employee benefit plans of the Company (except that any of those persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

                  (B) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or

                  (C) the Company consolidates or merges with or into any other
            Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition, of all or substantially all of the Company's properties and assets to another Person, other than:

                        (a) any transaction: (1) that does not result in any
                  reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock; or (2) pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance; or

                        (b) any merger, share exchange, transfer of assets or
                  similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving Person or a direct or indirect parent of the surviving corporation; or

                  (D) the Common Stock is not listed for trading on a U.S.
            national security exchange or approved for listing on the Nasdaq National Market.

      A "CONTINUING DIRECTOR" shall mean, as of any date of determination, any member of the Board of Directors of the Company who:

                  (A) was a member of the Board of Directors of the Company on the date hereof; or

                  (B) was nominated for election or elected as a director by a majority of the continuing directors who were members of such Board of Directors at the time of the new director's nomination or election.

            (ii) Notwithstanding the provisions of Section 3.07(a)(i), the Company shall not be required to purchase the Senior Notes of the Holders upon a Fundamental Change pursuant to this Section 3.07 if:

                  (A) the Closing Price per share of Common Stock for any five
            Trading Days within the period of 10 consecutive Trading Days (x) ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change in the case of a Fundamental Change set forth under clauses (A) or (B) of the definition of Fundamental

            Change above, or (y) ending immediately before the Fundamental Change in the case of a Fundamental Change set forth under clause
            (C) of the definition of Fundamental Change above, equals or exceeds 105% of the Conversion Price of the Senior Notes in effect on each of those five Trading Days; or

                  (B) 90% of the consideration in the transaction or
            transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a Fundamental Change consists of shares of common stock, ordinary shares or American Depositary Shares traded or to be traded immediately following a Fundamental Change on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Senior Notes become convertible into that common stock, ordinary shares or American Depositary Shares (and any rights attached thereto).

      For the purposes of this Section 3.07, (x) whether a person is a "BENEFICIAL OWNER" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) the term "PERSON" includes any syndicate or group that would be deemed to be a "PERSON" under Section 13(d)(3) of the Exchange Act.

      (b) No later than 15 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee, the Paying Agent and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

            (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

            (ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.07 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

            (iii) the Fundamental Change Purchase Date;

            (iv) the Fundamental Change Purchase Price;

            (v) whether the Fundamental Change Purchase Price will be paid in cash or Common Stock, or a combination thereof;

            (vi) the name and address of the Paying Agent and the Conversion Agent;

            (vii) the Conversion Rate;

            (viii) that the Senior Notes as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 5 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of the Indenture;

            (ix) that the Senior Notes must be surrendered to the Paying Agent to collect payment;

            (x) that the Fundamental Change Purchase Price for any Senior Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Senior Note as described in clause (ix);

            (xi) briefly, the procedures the Holder must follow to exercise rights under this Section 3.07;

            (xii) briefly, the conversion rights, if any, on the Senior Notes;

            (xiii) the procedures for withdrawing a Fundamental Change Purchase Notice;

            (xiv) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, Interest on Senior Notes surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

            (xv) the CUSIP number(s) of the Senior Notes.

      (c) A Holder may exercise its rights specified in Section 3.07(a) upon delivery of a written notice of purchase (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") to the Paying Agent at any time on or prior to the close of business on the Fundamental Change Purchase Date stating:

            (i) the certificate number of the Senior Note which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Senior Notes have not been issued;

            (ii) the portion of the principal amount of the Senior Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

            (iii) that such Senior Note shall be purchased pursuant to the terms and conditions specified in Section 6 of the Senior Notes and in the Indenture.

      The delivery of such Senior Notes, duly endorsed for transfer, to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.07 and Section 3.08 only if the Senior Notes so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.07, a portion of a Senior Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Senior Note also apply to the purchase of such portion of such Senior Note.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Purchase Date.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 3.07(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

      Section 3.08. Company's Right to Elect Manner of Payment of Purchase Price. (a) The Senior Notes to be purchased on any Subsequent Purchase Date, pursuant to Section 3.06, may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 3.08(c) and Section 3.08(d). Notwithstanding anything to the contrary in the Indenture, at any time prior to Stated Maturity, the Company may irrevocably elect, in its sole discretion without the consent of the Holders of the Senior Notes, by notice to the Trustee and the Holders of the Senior Notes to satisfy 100% of the principal amount of the Senior Notes required to be purchased by the Company pursuant to Section 3.06 after the date of such election plus accrued and unpaid Interest, if any, on the Senior Notes in cash. The Company shall designate, in the Company

Notice delivered pursuant to Section 3.08(d), whether the Company will purchase the Senior Notes for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price, as the case may be, of Senior Notes in respect of which it will pay in cash or shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Senior Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Senior Notes are purchased pursuant to Section
3.06 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Senior Notes, except (i) as provided in this Section 3.08(c) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Senior Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state laws cannot be obtained, or because the conditions to purchasing the Senior Notes for shares of Common Stock set forth in Section 3.09(c) have not been satisfied, the Company may purchase the Senior Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to Section 3.08(b) or pursuant to Section 3.08(c) in the event of a failure to satisfy, prior to the close of business on the third Business Day immediately preceding the Subsequent Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

      At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

            (i) the manner of payment selected by the Company;

            (ii) the information required by Section 3.08(d) in the Company Notice;

            (iii) if the Company elects to pay the Purchase Price or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.08(c) have been or will be complied with; and

            (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(d).

      (b) Purchase with Cash. At the option of the Company, the Purchase Price of Senior Notes in respect of which a Purchase Notice pursuant to Section 3.06(i) has been given, or a specified percentage thereof, may be paid by the

Company with cash equal to the aggregate Purchase Price of such Senior Notes; provided, however, that the Purchase Price of Senior Notes to be purchased on the First Purchase Date shall be paid in cash. The Company Notice, as provided in Section 3.08(d), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 22 Business Days prior to such Purchase Date (the "COMPANY NOTICE DATE").

      (c) Payment by Issuance of Shares of Common Stock. At the option of the Company, the Purchase Price of Senior Notes to be purchased by the Company on a Subsequent Purchase Date in respect of which a Purchase Notice pursuant to
Section 3.06(i) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock by (ii) 100% of the Market Price determined by the Company in the Company Notice, subject to the next succeeding paragraph.

      The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead, the Company will pay cash based on the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Market Price of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Senior Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Senior Notes to be purchased.

      If the Company elects to purchase the Senior Notes by the issuance of shares of Common Stock or in any combination of cash and Common Stock, the Company Notice, as provided in Section 3.08(d), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

      The Company's right to exercise its election to purchase Senior Notes through the issuance of shares of Common Stock shall be conditioned upon:

            (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of an election to purchase all or a specified percentage of the Senior Notes with shares of Common Stock as provided herein;

            (ii) the registration of such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required; or availability of an exemption from such registration;

            (iii) the approval for listing of such shares of Common Stock on a national securities exchange or the approval for quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association;

            (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

            (v) The receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with the Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Senior Notes have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Purchase Price in respect of the Senior Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that, to such counsel's knowledge, the conditions in clauses (ii) through (iv) above have been satisfied. Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Senior Notes and the Closing Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third Business Day prior to the applicable Subsequent Purchase Date.

      If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Subsequent Purchase Date and the Company has elected to purchase the Senior Notes pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Senior Notes of such Holder or Holders in cash.

      Upon determination of the actual number of shares of Common Stock to be issued upon redemption or repurchase of Senior Notes, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's Web site or through such other public medium as the Company may use at that time.

      Any determination that the Company or the Board of Directors must make pursuant to Article 3 shall be conclusive, absent mathematical error.

      (d) Notice of Election. In connection with any purchase of Senior Notes pursuant to Section 3.06, the Company shall give notice to Holders setting forth information specified in this Section 3.08(d) (the "COMPANY NOTICE").

      In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof), with shares of Common Stock, the Company Notice shall:

            (i) state that each Holder will receive a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock, which portion must be $1,000 or an integral multiple of $1,000, by (ii) 100% of the Market Price (except any cash amount to be paid in lieu of fractional shares);

            (ii) set forth the method of calculating the Market Price of the shares of Common Stock; and

            (iii) state that because the Market Price of shares of Common Stock will be determined prior to the Subsequent Purchase Date, Holders of the Senior Notes will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date.

      In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

            (i) the Purchase Price and the Conversion Rate;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Senior Notes as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with
      Article 5 hereof and Section 8 of the Senior Notes if the applicable Purchase Notice has been withdrawn in accordance with the terms of the Indenture;

            (iv) that Senior Notes must be surrendered to the Paying Agent to collect payment;

            (v) that the Purchase Price for any Senior Note as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Senior Notes as described in (iv);

            (vi) the procedures the Holder must follow to exercise its right to require the Company to repurchase Senior Notes under Section 3.06 and a brief description of those rights; (vii) briefly, the conversion rights, if any, with respect to the Senior Notes;

            (vii) briefly, the conversion rights, if any, with respect to the Senior Notes;

            (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
      Section 3.06(i)(D) or Section 3.11);

            (ix) that, unless the Company defaults in making payment on Senior Notes for which a Purchase Notice has been submitted, Interest on such Senior Notes will cease to accrue on and after the Purchase Date; and

            (x) the CUSIP number of the Senior Notes.

      At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

      Section 3.09. Covenants of the Company. All shares of Common Stock delivered upon purchase of the Senior Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

      Section 3.10. Taxes. If a Holder of a purchased Senior Note is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock; provided that the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

      Section 3.11. Effect of Purchase Notice or Fundamental Change Purchase Notice. (a) Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 3.06(i) or Section 3.07(c), as applicable, the Holder of the Senior Note in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled solely to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Senior Note. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Senior Notes (provided the conditions in Section 3.06(i) or Section 3.07(c), as applicable, have been satisfied) and (y) the time of delivery of such Senior Note to the Paying Agent by the Holder thereof in the manner required by Section
3.06 or Section 3.07(c), as applicable. Senior Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice unless such Purchase Notice or Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

      (b) A Purchase Notice or Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day immediately preceding the Purchase Date or prior to the close of business on the Fundamental Change Purchase Date, as the case may be, specifying:

            (i) the certificate number, if any, of the Senior Note in respect of which such notice of withdrawal is being submitted,

            (ii) the principal amount of the Senior Note with respect to which such notice of withdrawal is being submitted, and

            (iii) the principal amount, if any, of such Senior Note which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      (c) A written notice of withdrawal of a Purchase Notice may be in the form set forth in Section 3.11(b) or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.06(i)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.06(i)(D) and Section 3.11(b) and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in Section 3.11(b).

      (d) A written notice of withdrawal of a Fundamental Change Purchase Notice may be in the form set forth in Section 3.11(b).

      (e) There shall be no purchase of any Senior Notes pursuant to Section
3.06 or 3.07 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Senior Notes, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Senior Notes). The Paying Agent will promptly return to the respective Holders thereof any Senior Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with the Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Senior Notes) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      Section 3.12. Deposit of Purchase Price or Fundamental Change Purchase Price. On or prior to 10:00 a.m. (New York City time) on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Article 10 of the Base Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Senior Notes or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be. Upon such deposit and immediately after the Purchase Date or Fundamental Change Purchase Date, as the case may be, (i) such Senior Notes shall cease to be outstanding and Interest on such Senior Notes will cease to accrue, whether or not such Senior Notes are delivered to the Paying Agent for payment and (ii) all other rights under the Indenture of Holders of such Senior Notes shall terminate, other than the right to receive the Purchase Price or the Fundamental Change Purchase Price, as the case may be, in accordance with the provisions of the Indenture.

      As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price, and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.08(c), no payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

      Section 3.13. Senior Notes Purchased in Part. Any Certificated Senior Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Senior Note, without service charge, a new Senior Notes or Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Senior Note so surrendered which is not purchased.

      Section 3.14. Covenant to Comply with Securities Laws upon Purchase of Senior Notes. When complying with the provisions of Section 3.06 or 3.07 hereof (provided that such offer or purchase constitutes an "ISSUER TENDER OFFER" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.06 and 3.07 to be exercised in the time and in the manner specified in Sections 3.06 and 3.07 (to the extent that such time and manner so specified comply with such laws then in effect).

      Section 3.15. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in Section 13 of the Senior Notes, together with interest or dividends, if any, thereon (subject to the provisions of Article 10 of the Base Indenture) held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.12 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Senior Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Article 6 of the Base Indenture).

                                   Article 4
                                Events Of Default

      Section 4.01. Events of Default. Each of the following shall constitute an Event of Default with respect to the Senior Notes:

      (a) the Company fails to convert any portion of the principal amount of any Senior Note into Common Stock or cash in lieu thereof for ten (10) days following the exercise by the Holder of the right to convert such Senior Note into Common Stock pursuant to and in accordance with Article 5 hereof;

      (b) the Company defaults in its obligation to repurchase any Senior Note, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Senior Notes pursuant to and in accordance with Section 3.06 or 3.07 hereof;

      (c) the Company defaults in its obligation to redeem any Senior Note, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof;

      (d) the Company defaults in the payment of the principal amount of any Senior Note when the same becomes due and payable at its Stated Maturity;

      (e) the Company defaults in the payment of any Interest on the Senior Notes when due and payable, and continuance of such default for a period of 30 days;

      (f) the Company fails to comply with any of its agreements or covenants in the Senior Notes or the Indenture (other than those referred to in clause (a) through clause (e) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

      (g) a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any Designated Subsidiary in an aggregate amount of $50 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after written notice of default is given to the Company by the Trustee or Holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding;

      (h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

      (i) the commencement by the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, to the entry of a decree or order for relief in respect of the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any of its Designated Subsidiaries or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, expressly in furtherance of any such action.

      For the avoidance of doubt, clause (f) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25%
in aggregate principal amount of the Senior Notes at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (f) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "NOTICE OF Default."

      The Trustee shall, within 90 days of the occurrence of an Event of Default, give to the Holders of the Senior Notes notice of all uncured Events of Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of an Event of Default specified in clauses (a) through (e) of this Section 4.01.

      The Company shall furnish annually to the Trustee a statement as to the fulfillment of the Company's obligation under the Indenture.

      Section 4.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 4.01(h) or 4.01(i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Senior Notes at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest, if any, on all the Senior Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in
Section 4.01(h) or 4.01(i) occurs and is continuing, the principal amount of the Senior Notes and any accrued and unpaid Interest, if any, on all the Senior Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Senior Notes and any accrued and unpaid Interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 6.07 of the Base Indenture have been paid. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

                                   Article 5
                                   Conversion

      Section 5.01. Right to Convert. (a) Holders of the Senior Notes may not convert their Senior Notes prior to February 17, 2005. On or after February 17, 2005, subject to and upon compliance with the provisions of this Article 5, a Holder of any Senior Notes shall have the right, at such Holder's option, to convert the principal amount of the Senior Notes, or any portion of such principal amount which is a multiple of $1,000, at any time prior to the close of business on the Stated Maturity into fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Senior Notes so to be converted in whole or in part, together with any required funds, only under the circumstances described in this Section 5.01 and in the manner provided in Section 5.02.

      Notwithstanding any other provision of the Senior Notes or the Indenture, all Holders' rights with respect to conversion of the Senior Notes and the Company's obligation to deliver shares of Common Stock at the Conversion Rate upon such conversion (the "CONVERSION OBLIGATION"), are subject, in their entirety, to the Company's right, in its sole and absolute discretion, to elect to satisfy such Conversion Obligation in any manner permitted pursuant to
Section 5.03.

      (b) On or after February 17, 2005, Senior Notes may be surrendered for conversion into shares of Common Stock in integral multiples of $1,000 principal amount during any fiscal quarter of the Company (and only during such fiscal quarter), if the Closing Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the previous fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on that 30th Trading Day.

      (c) Any Senior Notes called for redemption under Article 3 hereof may be surrendered for conversion into shares of Common Stock in integral multiples of $1,000 principal amount at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if the Senior Notes are not otherwise convertible at such time.

      (d) Senior Notes may be surrendered for conversion into shares of Common Stock in integral multiples of $1,000 principal amount:

            (i) if the Company elects to distribute to all holders of Common
      Stock:

                  (A) rights or warrants entitling them to purchase, for a
            period expiring within 60 days of the date of such distribution,

            Common Stock at less than the Closing Price of the Common Stock on the record date for such distribution or

                  (B) assets, debt securities or rights to purchase the
            Company's securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution beginning on the date that the Company gives notice to the Holders of such right, which shall not be less than 22 Business Days prior to the Ex-Dividend Date for such distribution; Senior Notes may be surrendered for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the date the Company announces that such dividend or distribution will not take place; provided that Holders shall not have the right to surrender Senior Notes for conversion pursuant to this Section 5.01(d)(i) if they will otherwise participate in the distribution described above without first converting Senior Notes into Common Stock; or

            (ii) if the Company is a party to a consolidation, merger or binding share exchange or transfer of all or substantially all of the Company's assets pursuant to which shares of Common Stock would be converted into cash, securities or other property, at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction (or, if such transaction constitutes a Fundamental Change, until the Business Day immediately proceeding the applicable Fundamental Change Purchase Date) and, at the effective time of the transaction, the right to convert a Senior Note into shares of Common Stock shall be changed into a right to convert such Senior Note into the kind and amount of cash, securities or other property of the Company or another person that the Holder would have received if the Holder had converted such Senior Note immediately prior to applicable record date for the transaction.

      Upon determination that Holders are or will be entitled to convert the Senior Notes, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News and publish such information on the Company's Web site as soon as practicable, and the Company or its designated agents shall promptly deliver to the Trustee and the Conversion Agent written notice thereof. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

      Section 5.02. Conversion Procedures. To convert a Senior Note, a Holder must (a) complete and manually sign the Notice of Conversion or a facsimile of the Notice of Conversion on the back of the Senior Note (the "NOTICE

OF CONVERSION") or a facsimile thereof and have such notice delivered to the Conversion Agent, (b) surrender the Senior Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (d) if required, pay all transfer or similar taxes and (e) if required, pay funds equal to the Interest payable on the next Interest Payment Date. To convert a beneficial interest in the Senior Note, the Holder thereof must comply with clauses (c) through (e) of the preceding sentence through the Depositary's procedures for conversion. The date on which the Holder satisfies all of those requirements is the "CONVERSION DATE."

      The Company will, on the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled), if any, of the Conversion Settlement Distribution determined pursuant to Section 5.03 to the Holder of a Senior Note surrendered for conversion, or such Holder's nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Settlement Distribution (in the case of Senior Notes held in book-entry form with the Depositary, shares shall be delivered in accordance with the Depositary's customary procedures).

      The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record at the close of business on the applicable Conversion Settlement Date; provided however, that if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed a shareholder of record as of the next date on which the stock transfer books of the Company are open.

      No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 5. On conversion of a Senior Note, any accrued and unpaid interest with respect to such Senior Note that is attributable to the period from the Issue Date to the Conversion Date shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder of such Senior Note through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Senior Note being converted pursuant to the provisions hereof, and the fair market value of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for any accrued and unpaid interest attributable to the period from the Issue Date to the Conversion Date, and the balance, if any, of such fair market value shall be treated as issued in exchange for the principal amount of the Senior Note being converted pursuant to the provisions hereof.

Notwithstanding the preceding sentence, on conversion of a Senior Note during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, the Holder on such Regular Record Date shall receive the Interest payable on such Interest Payment Date.

      If a Holder converts more than one Senior Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Senior Notes converted.

      Upon surrender of a Senior Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Senior Note equal in principal amount to the principal amount of the unconverted portion of the Senior Note surrendered.

      Senior Notes or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the Interest payable on such Interest Payment Date with respect to the principal amount of Senior Notes or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Fundamental Change Purchase Date during such period or (3) only to the extent of overdue Interest, any overdue Interest exists on the Conversion Date with respect to the Senior Notes converted.

      Section 5.03. Payment of Cash in Lieu of Common Stock.

      (a) If a Holder elects to convert all or any portion of a Senior Note into shares of Common Stock as set forth in Section 5.01 and the Company receives such Holder's Notice of Conversion on or prior to the day that is 10 days prior to the Stated Maturity, or with respect to Senior Notes called for redemption pursuant to Article 3 hereof, the applicable Redemption Date (the "FINAL NOTICE DATE"), the Company may choose to satisfy all or any portion of the Conversion Obligation in cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Agent's receipt of the Notice of Conversion (such period, the "CASH SETTLEMENT NOTICE PERIOD"). If the Company elects to pay cash for any portion of the shares of Common Stock otherwise issuable to the Holder, the Holder may retract the Notice of Conversion at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"); no such retraction can be made (and a Notice of Conversion shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). If the Company elects to satisfy all or a portion of its Conversion Obligations in cash and the Notice of Conversion has not been retracted, then settlement (in cash or a combination of cash and shares) will occur on the third Business Day following the Cash Settlement Averaging Period. If the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, then settlement will occur on the third Business Day following the Conversion Date. With respect to any Notice of Conversion received by the Company prior to the Final Notice Date and not retracted pursuant to this
Section 5.03(a), the "CONVERSION SETTLEMENT DISTRIBUTION" for any Senior Note subject to such Notice of Conversion shall consist of cash, Common Stock or a combination thereof, as selected by the Company as set forth below:

            (i) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Conversion Settlement Distribution shall be a number of shares of Common Stock for each $1,000 principal amount of the Senior Notes to be converted equal to the Conversation Rate, plus cash for any fractional shares pursuant to Section 5.04;

            (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Conversion Settlement Distribution shall be cash for each $1,000 principal amount of the Senior Notes in an amount equal to the product of:

                  (A) the applicable Conversion Rate, and

                  (B) the average of the Closing Prices of the Common Stock for the 10 Trading Days beginning on the Trading Day immediately following the final day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"); and

            (iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Conversion Settlement Distribution shall consist of such cash amount ("CASH AMOUNT") and a number of shares, for each $1,000 principal amount of the Senior Notes, equal to the applicable Conversion Rate minus the number of shares of Common Stock equal to the Cash Amount divided by the average Closing Price of the Common Stock during the Cash Settlement Averaging Period (plus cash for any fractional shares pursuant to Section 5.04); provided, however, the number of shares of Common Stock shall not be less than zero.

      (b) At any time on or before any Final Notice Date, the Company will notify the Trustee whether it intends to satisfy all or any portion of the Conversion Obligation with respect to conversions of Senior Notes for which the Company receives a Notice of Conversion after such Final Notice Date and the dollar amount to be satisfied in cash (which must be expressed either as 100% or as a fixed dollar amount). In such case, the applicable Conversion Settlement Distribution will be computed in the same manner as set forth in clause (a) above except that the Cash Settlement Averaging Period shall be the 10 Trading Days beginning on the Trading Day following the Company's receipt of the Notice of Conversion, and settlement (in cash or a combination of cash and shares) will occur on the third Business Day following the final day of such Cash Settlement Averaging Period (which date could be after Stated Maturity).

      (c) Notwithstanding anything to the contrary in the Indenture, at any time prior to Stated Maturity, the Company may irrevocably elect, in its sole discretion without the consent of the Holders of the Senior Notes, by notice to the Trustee and the Holders of the Senior Notes, to satisfy a portion of the Conversion Obligation for all Senior Notes for conversion after the date of such election (the "ELECTION DATE") by paying in cash up to 100% of the principal amount of the Senior Notes so converted. After making such an election, the Company shall satisfy the remainder of the Conversion Obligation in Common Stock, to the extent the Conversion Obligation exceeds the principal amount. In the event that the Company receives a Notice of Conversion after the Election
Date: the Notice of Conversion will not be retractable; the Cash Settlement Averaging Period shall be the 10 Trading Day period beginning on the day after the Company's receipt of the Notice of Conversion; and the Conversion Settlement Distribution for each $1,000 principal amount of the Senior Notes shall consist of (i) such cash amount ("ELECTION AMOUNT") equal to the applicable Conversion Rate multiplied by the average Closing Price of Common Stock during the Cash Settlement Averaging Period (provided, however, that the Election Amount will not be more than 100% of the principal amount of a Senior Note) and (ii) a number of shares of Common Stock equal to the applicable Conversation Rate minus the Election Amount divided by the average Closing Price of the Common Stock during the Cash Settlement Averaging Period.

      Section 5.04. Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of a Senior Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Closing Price of a full share of Common Stock on the Trading Day immediately preceding the

Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

      Section 5.05. Taxes on Conversion. If a Holder converts a Senior Note, the Company shall pay any documentary, stamp or similar issue or transfer taxes due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

      Section 5.06. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

      (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Senior Notes from time to time as such Senior Notes are presented for conversion.

      (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Senior Notes, the Company will take all corporate action, if any, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

      (c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Senior Notes will upon issue be fully paid and nonassessable by the Company and, subject to the provisions of Section 5.05, free from all taxes, liens and charges with respect to the issue thereof.

            (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Senior Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and expeditiously, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

      (d) The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Senior Note; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Senior Notes into Common Stock in accordance with the provisions of the Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Senior Notes in accordance with the requirements of such exchange or automated quotation system at such time.

      Section 5.07. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

            (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 5.07(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within sixty (60) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price on the record date for the distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

            (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase; and

            (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the Closing Price as of the date immediately preceding the record date fixed for determination of stockholders entitled to receive such rights or warrants.

      Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the Closing Price on the record date for the distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) (A) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock, evidences of indebtedness or assets, including securities, but excluding (x) any dividend or distribution or issuance referred to in Section 5.07(a) or (b) and (y) any dividend or distribution paid exclusively in cash (any of the foregoing hereinafter in this Section 5.07(d) called the "DISTRIBUTED ASSETS OR SECURITIES"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Regular Record Date with respect to such distribution by a fraction,

            (i) the numerator of which shall be the Current Market Price on such Regular Record Date; and

            (ii) the denominator of which shall be the Current Market Price on such Regular Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Regular Record Date of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Regular Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 5.07(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Regular Record Date.

      Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.07 (and no adjustment to the Conversion Rate under this Section 5.07 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.07(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this
Section 5.07 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

      For purposes of this Section 5.07(d) and Section 5.07(a) and (b), any dividend or distribution to which this Section 5.07(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock described in Section 5.07(b) (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of assets, debt securities or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 5.07(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 5.07(a) and 5.07(b) with respect to such dividend or distribution shall then be made), except (A) the Regular Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 5.07(a) and 5.07(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 5.07(a).

      (B) If the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Regular Record Date with respect to such distribution by a fraction,

            (i) the numerator of which shall be the sum of (A) the average of the Closing Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which "EX-DIVIDEND TRADING" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "EX-DIVIDEND TIME") plus (B) the fair market value of the securities distributed in respect of each share of Common Stock for which this Section applies (which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Time); and

            (ii) the denominator of which shall be the average of the Closing Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Time, such adjustment to become effective immediately prior to the opening of business on the day following fifteenth Trading Day after the Ex-Dividend Time. As used in this Section 5.07(d)(B), the "Closing Price" for any securities distributed with respect to the Common Stock shall be determined in the same manner (to the extent possible) as set forth in the definitions of "Closing Price" except that references to the term "Common Stock" in such definition shall be replaced with "the distributed securities referred to in Section 5.07(d)(B)".

      (e) In case the Company shall, by dividend or otherwise, make distributions consisting exclusively of cash to all holders of its Common Stock, excluding any dividend in connection with our liquidation, dissolution or winding up or any cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed $0.16 (the "DIVIDEND THRESHOLD AMOUNT") (the Dividend Threshold Amount shall be subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted, provided that no adjustment will be made to the Dividend

Threshold Amount for any adjustment to the Conversion Rate pursuant to this clause (e)) then, in each such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date by a fraction,

            (i) the numerator of which shall be the Current Market Price on such record date; and

            (ii) the denominator of which shall be the Current Market Price on such record date minus the amount of cash so distributed applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Senior Note on the Regular Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 5.07(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the Dividend Threshold Amount. If an adjustment is required to be made as set forth in this Section 5.07(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

      (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and

            (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time and the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

      (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) as of the Expiration Time tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5.07(g) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5.

      (h) In any case in which this Section 5.07 shall require that an adjustment be made immediately following a record date established for purposes of Section 5.07, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.07) issuing to the holder of any Senior Note converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares. In the event of Sections 5.07(e) or 5.07(f), in no event will the Conversion Rate exceed 25.0250 shares of Common Stock per $1,000 principal amount of the Senior Notes, subject to adjustment from Sections 5.07(a) through 5.07(d) and 5.07(g). For purposes of this Section 5.07, the following terms shall have the meaning indicated:

            (i) CURRENT MARKET PRICE" of the Common Stock on any day means the average of the Closing Prices per share of the Common Stock for each of the ten (10) consecutive Trading Days ending on the earlier of the day in question and the day before the "Ex-Dividend Date" with respect to the issuance or distribution requiring such computation.

If another issuance, distribution, subdivision or combination to which Section
5.07 applies occurs during the period applicable for calculating "CURRENT MARKET PRICE" pursuant to the definition in the preceding paragraph, "CURRENT MARKET PRICE" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Price of the Common Stock during such period.

            (ii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            (iii) "REGULAR RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      (i) The Company may make such increases in the Conversion Rate in addition to those required by Section 5.07(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

      To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

      (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 5.07(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 5 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. To the extent the Senior Notes become convertible into cash, assets or property, subject to Section 5.10, no adjustment need be made thereafter as to the cash, assets or property. Interest will not accrue on any cash into which the Senior Notes are convertible.

      (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee or an Officer of the Conversion Agent shall have received such Officers' Certificate, the Trustee or Conversion Agent, as the case may be, shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall disseminate a press release through Dow Jones &

Company, Inc. or Bloomberg Business News and publish such information on the Company's Web site setting forth the adjusted Conversion Rate, the date on which each adjustment becomes effective, and a brief statement of the facts requiring such adjustment.

      (l) In any case in which this Section 5.07 provides that an adjustment shall become effective immediately after (1) a record date or Regular Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 5.07(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 5.07(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 5.07(f) (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Senior Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion, or cash in lieu thereof, by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion, or cash in lieu thereof, before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5.04. For purposes of this Section 5.07(l), the term "ADJUSTMENT EVENT" shall mean:

            (i) in any case referred to in clause (1) hereof, the occurrence of such event,

            (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

            (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

            (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

      (m) For purposes of this Section 5.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 5.07, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

      Section 5.08. When No Adjustment Required. No adjustment to the Conversion Rate need be made:

      (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

      (b) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

      (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (b) above and outstanding as of the date of this Supplemental Indenture;

      (d) for a change in the par value or no par value of the Common Stock; or

      (e) for accrued and unpaid interest.

      Section 5.09. Notice of Certain Transactions. In the event that:

            (i) the Company takes any action that requires a supplemental indenture pursuant to Section 5.10; or

            (ii) there is a dissolution or liquidation of the Company;

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the legality or validity of any transaction referred to in clause (i) or (ii) of this Section 5.09.

      Section 5.10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 5.07(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or transfer of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Senior Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer by a holder of a number of shares of Common Stock issuable upon conversion of such Senior Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Senior Notes) immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or transfer assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 5.10 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Senior Notes, at its address appearing on the Security Register, within twenty (20) days after execution thereof and shall issue a press release containing such information and publish such information on its website on the World Wide Web. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section 5.10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and transfers.

      If this Section 5.10 applies to any event or occurrence, Section 5.07 shall not apply.

      Section 5.11. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.07(k). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Senior Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 5.

      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.07(k).

      Section 5.12. Rights Issued in Respect of Common Stock Issued upon Conversion. Each share of Common Stock issued upon conversion of Senior Notes pursuant to this Article 5 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "RIGHTS"), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "RIGHTS Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Senior Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 5, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 5.07(d) upon the separation of the Rights from the Common Stock. The Conversion Rate shall be readjusted in the event of the expiration, termination or redemption of the Rights prior to conversion of Senior Notes.

      Section 5.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Article 5 shall be conclusive, absent mathematical error.

      Section 5.14. Conversion Provisions in Base Indenture. The provisions in this Article 5 shall supersede and replace in their entirety the provisions set forth in Sections 14.02 through and including 14.11 of the Base Indenture.

                                   ARTICLE 6
                                   Amendments

      Section 6.01. Without Consent of Holders. The Company and the Trustee may amend the Indenture or the Senior Notes without the consent of any Securityholder to:

            (a) add to the covenants of the Company for the benefit of the Holders of Senior Notes;

            (b) surrender any right or power herein conferred upon the Company;

            (c) provide for conversion rights of Holders of Senior Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;
      (d) provide for the assumption of the Company's obligations to the Holders of Senior Notes in the case of a merger, consolidation, conveyance, transfer or lease or the release of the predecessor;

            (d) provide for the assumption of the Company's obligations to the Holders of Senior Notes in the case of a merger, consolidation, conveyance, transfer or lease or the release of the predecessor;

            (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Senior Notes (after taking into account tax and other consequences of such increase);

            (f) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; and

            (g) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make, add or modify any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Senior Notes in any material respect.

      Section 6.02. With Consent of Holders. Except as provided below in this
Section 6.02, the Indenture or the Senior Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of the Indenture or the Senior Notes may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Senior Notes at the time outstanding.

      Without the written consent or the affirmative vote of each Holder of Senior Notes affected thereby, an amendment, supplement or waiver under this
Section 6.02 may not:

            (a) change the maturity of any Senior Note, or the payment date of any installment of Interest payable on any Senior Note;

            (b) reduce the principal amount of, or the Interest, payable on, or the Redemption Price, Purchase Price or Fundamental Change Purchase Price of, any Senior Note;

            (c) change the currency of any amount owed or owing under the Senior Notes or any Interest thereon from U.S. Dollars;

            (d) alter or otherwise modify the rate of Interest on any Senior Note, or the manner of calculation thereof, or extend time for payment of any amounts due and payable to the Holders of the Senior Notes;

            (e) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Senior Note;

            (f) modify the Company's obligation to maintain an office or agency in New York City;

            (g) adversely affect the purchase right of the Holders of the Senior Notes as provided in Article 3 or the right of the Holders of the Senior Notes to convert any Senior Note as provided in Article 5, except as otherwise permitted by the Indenture;

            (h) modify the redemption provisions of Article 3 in a manner adverse to the Holders of the Senior Notes;

            (i) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Senior Notes required to amend, modify or supplement the Indenture or the Senior Notes or waive an Event of Default, except to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Senior Note affected thereby; or

            (j) reduce the percentage of the aggregate principal amount of the outstanding Senior Notes the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this

      Section 6.02 or the consent of whose Holders is required for any waiver provided for in the Indenture.

      It shall not be necessary for the consent of the Holders under this
Section 6.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 6.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

      Nothing in this Section 6.02 shall impair the ability of the Company and the Trustee to amend the Indenture or the Senior Notes without the consent of any Holder to provide for the assumption of the Company's obligations to the Holders of Senior Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 8 of the Base Indenture.

      Section 6.03. Execution and Effect of Amendments. (a) In executing, or accepting the additional trusts created by, any amendment or supplement permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 of the Base Indenture) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture, as the case may be, which affects the Trustee's own rights, duties or immunities under the Indenture or otherwise.

      (b) Upon the execution of any amendment or supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture, as the case may be, shall form a part of the Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      (c) Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA.

      (d) Senior Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company shall so determine, new Senior Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such amendment or supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes.

                                    ARTICLE 7
                                  Miscellaneous

      Section 7.01. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

      Section 7.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      Section 7.03. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE AND EACH SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      Section 7.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Senior Notes, but this Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

      Section 7.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

                                    FLUOR CORPORATION

                                    By: /s/ J. M. Oliva
                                       ----------------------------------
                                       Name:  J. M. Oliva
                                       Title: Vice President & Treasurer


                                    THE BANK OF NEW YORK, as Trustee

                                    By: /s/ Stacey B. Poindexter
                                       ----------------------------------
                                       Name:  Stacey B. Poindexter
                                       Title: Assistant Treasurer

                                                                       EXHIBIT A

                      [FORM OF FACE OF GLOBAL SENIOR NOTE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SENIOR NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SENIOR NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                FLUOR CORPORATION

                     1.50% Convertible Senior Notes due 2024

No.                                                                 $300,000,000
CUSIP No.

      FLUOR CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "COMPANY," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on February 15, 2024 and to pay Interest thereon from February 17, 2004 or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 2004, at the rate of 1.50% per annum, until the principal hereof is paid or made available for payment. The Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture and except as otherwise provided therein, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such Interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                              FLUOR CORPORATION


                                    By:
                                          --------------------------------------
                                    Name:
                                    Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York, as Trustee, certifies that this is one of the Senior Notes referred to in the within-mentioned Indenture.

By:
    --------------------------------------
            Authorized Signatory

Dated:
       ---------------------

                                FLUOR CORPORATION
                     1.50% Convertible Senior Notes due 2024

      This Senior Note is one of a duly authorized issue of 1.50% Convertible Senior Notes due 2024 of the Company (herein called the "SENIOR NOTES"), issued under an Indenture, dated as of February 17, 2004 (the "BASE INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), as supplemented by that certain First Supplemental Indenture, dated as of February 17, 2004, between the Company and the Trustee (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE") and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof.

1.    INTEREST.

      The Senior Notes shall bear interest on the principal amount thereof at a rate of 1.50% per annum (the "INTEREST").

      Except as otherwise provided below or in the Indenture, Interest will be payable semi-annually on each Interest Payment Date to Holders at the close of business on the preceding Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Company will pay Interest to a person other than the Holder of record on the Record Date if the Company elects to redeem the Senior Notes on a date that is after a Record Date but prior to the corresponding Interest Payment Date. In that instance, the Company will pay accrued and unpaid Interest, if any, on the Senior Notes being redeemed to, but not including, the Redemption Date to the same person to whom it will pay the principal of those Senior Notes.

2.    METHOD OF PAYMENT.

      The Company shall pay Interest on this Global Senior Notes to DTC in immediately available funds.

      Subject to the terms and conditions of the Indenture, the Company will make payments in cash or, in certain cases specified in the Indenture, in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Senior Notes to a Paying Agent to collect such payments in respect of the Senior Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.    [RESERVED]

4.    INDENTURE.

      The Senior Notes are general unsecured obligations of the Company limited to $300,000,000 aggregate principal amount (up to $330,000,000 aggregate principal amount if the Underwriters' option set forth in the Underwriting Agreement is exercised in full). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.    REDEMPTION AT THE OPTION OF THE COMPANY.

      No sinking fund is provided for the Senior Notes. Subject to the terms and conditions of the Indenture, the Senior Notes are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on or after February 16, 2009 upon not less than 30 nor more than 60 days' notice by mail to each Holder of Senior Notes to be redeemed at the Holder's registered address, for a redemption price equal to the principal amount of the Senior Notes called for redemption plus accrued and unpaid Interest, if any, on those Senior Notes up to (but excluding) the Redemption Date (the "REDEMPTION PRICE"). At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with the Indenture. If money sufficient to pay the Redemption Price of all Senior Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, immediately on and after such Redemption Date, Interest, if any, will cease to accrue on such Senior Notes or portions thereof. Senior Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

      In no event will any Senior Note be redeemable before February 16, 2009.

6.    PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Senior Notes held by such Holder on February 15, 2009, February 15, 2014 and February 15, 2019 in integral multiples of $1,000 at a Purchase Price equal to the principal amount of those Senior Notes plus accrued and unpaid Interest, if any, on those Senior Notes up to (but excluding) the Purchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 22 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and shall deliver the Senior Notes to the Paying Agent as set forth in the Indenture.

      The Company shall pay the Purchase Price on February 15, 2009 in cash and the Purchase Price on February 15, 2014 and February 15, 2019 in cash or shares of Common Stock (or any combination thereof), at the Company's option, subject to the terms and conditions of the Indenture. At any time prior to Stated Maturity, the Company may irrevocable elect in its sole discretion to satisfy 100% of the principal amount of the Senior Note offered to be purchased after the date of such election (plus accrued and unpaid interest) in cash.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Senior Notes held by such Holder within 15 days (which purchase shall occur, at the option of the Holder, no later than 25 Business Days after the date of such offer) after the occurrence of a Fundamental Change of the Company for a Fundamental Change Purchase Price equal to the principal amount of those Senior Notes plus accrued and unpaid Interest, if any, on those Senior Notes up to (but excluding) the Fundamental Change Purchase Date; provided that, if the Fundamental Change Purchase Date is after a Record Date and before the next succeeding Interest Payment Date, accrued and unpaid Interest, if any, on those Senior Notes shall be paid to the Holder as of that Record Date. The Fundamental Change Purchase Price will be paid in cash, subject to the terms and conditions of the Indenture.

      Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash (and/or Common Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Senior Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Purchase Date or the Fundamental Change Purchase Date, Interest, if any, will cease to accrue on such Senior Notes (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Senior Note.

7.    [RESERVED]

8.    CONVERSION.

      Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Senior Note set forth in Section 5.01 of the Supplemental Indenture), a Holder is entitled, at such Holder's option, to convert the Holder's Senior Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion. Upon conversion, in lieu of Common Stock, the Company will have the right, subject to certain rights of retraction by the Holder set forth in the Indenture, to deliver cash or a combination of cash and shares of Common Stock. At any time prior to Stated Maturity, the Company may irrevocable elect in its sole discretion to satisfy up to 100% of the principal amount of the Senior Note surrendered after the date of such election (plus accrued and unpaid Interest) in cash, with any remaining amount to be satisfied in shares of Common Stock.

      Upon determination that Holders are or will be entitled to convert the Senior Notes, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News and publish such information on the Company's Web site as soon as practicable.

      A Senior Note in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Senior Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 17.8750 shares of Common Stock per $1,000 principal amount of Senior Notes, subject to adjustment upon certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest, if any. Instead, such amount shall be deemed paid by the shares of Common Stock or the cash amount as determined pursuant to the Indenture, or any combination thereof, delivered upon conversion of any Senior Note. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

      To surrender a Senior Note for conversion, a Holder must (1) complete and manually sign the Notice of Conversion attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Senior Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (4) pay any transfer or similar tax, if required and (5) if required pay funds equal to the Interest payable on the next Interest Payment Date.

      No fractional shares of Common Stock shall be issued upon conversion of any Senior Note. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Senior Note, the Company shall pay a cash adjustment as provided in the Indenture.

      If the Company (i) is a party to a consolidation, merger or binding share exchange, (ii) reclassifies the Common Stock, or (iii) transfers all or substantially all of its assets to any Person, the right to convert a Senior
Note into shares of Common Stock may be changed into a right to convert it into the securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.    [RESERVED]

10.   PAYING AGENT, CONVERSION AGENT, REGISTRAR AND CALCULATION AGENT.

      Initially, the Trustee will act as Paying Agent, Conversion Agent, Security Registrar and Calculation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or Calculation Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or Calculation Agent.

11.   DENOMINATIONS; TRANSFER; EXCHANGE.

      The Senior Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Senior Notes selected for redemption (except, in the case of a Senior Note to be redeemed in part, the portion of the Senior Note not to be redeemed) or any Senior Notes in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Senior Note to be purchased in part, the portion of the Senior Note not to be purchased) or any Senior Notes for a period of 15 days before the mailing of a notice of redemption of Senior Notes to be redeemed.

12.   PERSONS DEEMED OWNERS.

      The registered Holder of this Senior Note may be treated as the owner of this Senior Note for all purposes.

13.   UNCLAIMED MONEY OR SENIOR NOTES.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Senior Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.   AMENDMENT; WAIVER.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Senior Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Senior Notes (i) to add to the covenants of the Company for the benefit of the Holders of Senior Notes, (ii) to surrender any right or power conferred upon the Company in the Indenture, (iii) to provide for conversion rights of Holders of Senior Notes in the case of any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets, (iv) to provide for the assumption of the Company's obligations to the Holders of Senior Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to
Article 8 of the Base Indenture and the release of the predecessor, (v) to increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Senior Notes (after taking into account tax and other consequences of such increase),
(vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, and (vii) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make, add or modify any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause (vii) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Senior Notes in any material respect.

15.   DEFAULTS AND REMEDIES.

      If any Event of Default with respect to Senior Notes shall occur and be continuing, the principal amount of the Senior Notes and any accrued and unpaid

Interest, if any, on all the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      As provided in and subject to the provisions of the Indenture, the Holder of this Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes, the Holders of not less than 25% in aggregate principal amount of the Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or Interest hereon on or after the respective due dates expressed herein.

16.   TRUSTEE DEALINGS WITH THE COMPANY.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.   CALCULATIONS IN RESPECT OF SENIOR NOTES.

      The Company or its agents will be responsible for making all calculations called for under the Senior Notes including, but not limited to, determination of the market prices for the Senior Notes and the Common Stock. Any calculations made in good faith, absent mathematical error, will be final and binding on Holders of the Senior Notes. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

19.   NO RECOURSE AGAINST OTHERS.

      No past, present or future incorporator, stockholder, director, officer or employee, as such, of the Company, or of any successor corporation or any Affiliate of the Company, shall have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

20.   AUTHENTICATION.

      This Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Senior Note.

21.   ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.   GOVERNING LAW.

      THE INDENTURE AND THIS SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

23.   COPY OF INDENTURE.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Senior Note in larger type. Requests may be made to:

      FLUOR CORPORATION
      One Enterprise Drive
      Aliso Viejo, California 92656
      Attn: Corporate Secretary

24.   DEFINITIONS.

      All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM                             NOTICE OF CONVERSION
To assign this Senior Note,                 To convert this Senior Note
fill in the form below:                     into Common Stock of the
                                            Company, check the box [ ]

I or we assign and transfer                 To convert only part of this
this Senior Note to _______________         Senior Note, state the
___________________________________         principal amount to be
(Insert assignee's soc. sec. or             converted (which must be
tax ID no.)                                 $1,000 or an integral
___________________________________         multiple of $1,000):
___________________________________
___________________________________         If you want the stock
(Print or type assignee's name,             certificate made out in
address and zip code)                       another person's name fill in
                                            the form below:
and irrevocably appoint                     ____________________________________
                                            ____________________________________
                                            (Insert the other person's
                                            soc. sec. tax ID no.)

____________________ agent to               ____________________________________
transfer this Senior Note on                ____________________________________
the books of the Company.  The              ____________________________________
agent may substitute another to             ____________________________________
act for him.                                ____________________________________
                                            (Print or type other person's
                                            name, address and zip code)


Date:  __________ Your Signature: ______________________________________________
________________________________________________________________________________
    (Sign exactly as your name appears on the other side of this Senior Note)

Signature Guaranteed

________________________________________

Participant in a Recognized Signature

Guarantee Medallion Program

By:_____________________________
      Authorized Signatory

                      SCHEDULE OF INCREASES AND DECREASES
                             OF GLOBAL SENIOR NOTE

Initial Principal Amount of Global Senior Note:  Three Hundred
Million Dollars ($300,000,000).

               Amount of        Amount of       Principal
               Increase in      Decrease in     Amount of        Notation by
               Principal        Principal       Global Senior    Security
               Amount of        Amount of       Note After       Registrar or
               Global Senior    Global Senior   Increase or      Senior Note
Date           Note             Note            Decrease         Custodian


                                                                       EXHIBIT B

                   [FORM OF FACE OF CERTIFICATED SENIOR NOTE]

                                FLUOR CORPORATION

                     1.50% Convertible Senior Notes due 2024

No.
CUSIP No.

      FLUOR CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "COMPANY," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ______________ on February 15, 2024 and to pay Interest thereon from February 17, 2004 or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 2004, at the rate of 1.50% per annum, until the principal hereof is paid or made available for payment. The Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture and except as otherwise provided therein, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such Interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                              FLUOR CORPORATION


                                    By:
                                          -------------------------------------
                                    Name:
                                    Title:

               REVERSE OF THE FORM OF CERTIFICATED SENIOR NOTE IS
             IDENTICAL TO THE REVERSE OF THE FORM OF GLOBAL SENIOR
           NOTE SET FORTH IN EXHIBIT A, EXCEPT THAT SECTION 2 THEREOF
                  IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

2.    METHOD OF PAYMENT.

      Except as provided below, the Company shall pay Interest on (i) any Certificated Senior Note having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holder of such Senior Note and (ii) any Certificated Senior Note having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holder of any such Senior Note. Holders of such Certificated Senior Notes requesting payment by wire transfer must provide the Trustee with wire instructions at least 15 days prior to the relevant payment date. If wire instructions are not received at least 15 days prior to the relevant payment date then the Company shall pay Interest by check mailed to the Holder of such Senior Note.

      At Stated Maturity, the Company will pay Interest on Certificated Senior Notes at the Company's office or agency in New York City.

      Subject to the terms and conditions of the Indenture, the Company will make payments in cash or, in certain cases specified in the Indenture, in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Senior Notes to a Paying Agent to collect such payments in respect of the Senior Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money, as described herein.